UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2008

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1270 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

     On June 2, 2008 (the “Closing Date”), Rodman & Renshaw Capital Group, Inc. (“Rodman”) consummated the acquisition of all the operating assets of COSCO Capital Management LLC, COSCO Capital Texas LP and Private Energy Securities, Inc. (collectively, “COSCO”), related companies that provide investment banking services to the oil and gas sectors, principally in the United States and Canada (the “Acquisition”).

     Under the terms of the acquisition agreement, the fixed purchase price is $10,100,000, $8,100,000 of which was paid at closing by the delivery of $6,075,000 in cash and 1,121,138 shares of restricted common stock of Rodman valued at $2,025,000. The $2,000,000 balance of the fixed purchase price is payable over the two year period following the Closing Date. Additionally, Rodman will pay (a) up to a maximum of $4,000,000 over the 21 month period following Closing Date in respect of certain revenue earned, but not yet received, under contracts being acquired, and (b) certain other incremental payments based upon the acquired business achieving performance targets during the two year period following the Closing Date.

     The amount of the consideration was determined in an “arms-length” negotiation. Prior to the Closing Date, neither Rodman nor any of its affiliates, nor any officer or director of Rodman had any material relationship with COSCO.

     The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

     On the Closing Date, in connection with the Acquisition, Rodman issued 1,121,138 shares of restricted common stock to three accredited investors. The issuance of these shares was exempt from registration pursuant to Sections 4(2) and 4(6) or the Securities Act of 1933, as amended (the “Act”). The stock certificates representing these shares were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an exemption from registration under the Act.

Item 9.01. Financial Statements and Exhibits.

      (a)       Financial Statements of Business Acquired.

                 Financial statements of the business acquired will be provided by an amendment to this Report not later than 71 days after June 6, 2008.

      (b)       Pro-forma Financial Information.

                  Pro-forma financial information with respect to the business acquired will be provided by an amendment to this Report not later than 71 days after June 6, 2008.

      (d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated May 9, 2008.

* * * * *

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: June 5, 2008	By:	/s/ Michael Lacovara
Michael Lacovara
Chief Executive Officer